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                                                                   EXHIBIT 99.3

                              NOTICE TO INVESTORS

                         MAGNUM HUNTER RESOURCES, INC.

                             OFFER TO EXCHANGE ITS
                          9.60% SENIOR NOTES DUE 2012
   WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                      FOR ANY AND ALL OF ITS OUTSTANDING
                   9.60% SENIOR SUBORDINATED NOTES DUE 2012
               THAT WERE ISSUED AND SOLD IN A TRANSACTION EXEMPT
                  FROM REGISTRATION UNDER THE SECURITIES ACT

   THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      , 2002
UNLESS EXTENDED BY MAGNUM HUNTER RESOURCES, INC. IN ITS SOLE DISCRETION (THE EXPIRATION DATE"). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To our clients:

   Enclosed for your consideration is a Prospectus, dated      , 2002 (as the
same may be amended from time to time, the "PROSPECTUS"), and a Letter of Transmittal (the "LETTER OF TRANSMITTAL") relating to the offer by Magnum Hunter Resources, Inc. (the "COMPANY") to exchange (the "EXCHANGE OFFER") its 9.60% Senior Notes due 2012 (the "EXCHANGE NOTES") for an equal principal amount of its 9.60% Senior Notes due 2012 (the "OLD NOTES") upon the terms and conditions set forth in the Prospectus and in the related Letter of Transmittal. As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to those of the Old Notes except for transfer restrictions, registration rights and rights to additional interest that do not apply to the Exchange Notes and will contain different administrative terms. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer" in the Prospectus. The Old Notes may be tendered only in integral multiples of $1,000.

   The material is being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. An exchange of any Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange the Old Notes in the Exchange Offer.

   Accordingly, we request instructions as to whether you wish us to exchange any or all such Old Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Old Notes.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER EXPIRES AT 5:00 P.M., NEW
YORK CITY TIME, ON      , 2002, UNLESS EXTENDED. Tenders of Old Notes may be
withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

   Your attention is directed to the following:

    1. The Exchange Offer is for the exchange of $1,000 principal amount of he Exchange Notes for each $1,000 principal amount of Old Notes. The terms of the Exchange Notes are identical in all material respects to the Old Notes except that the Exchange Notes will not contain certain transfer restrictions relating to the Old Notes and will not contain certain provisions relating to an increase in the interest rate under certain circumstances relating to, among other things, the timing of the Exchange Offer.

    2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

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    3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New
       York City time, on       , 2002, unless extended.

    4. The Company has agreed to pay the expenses of the Exchange Offer.

    5. Any transfer taxes incident to the transfer of the Old Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the Letter of Transmittal.

   The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Old Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

   If you wish to exchange any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. THE ACCOMPANYING LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

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                                 INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of Magnum Hunter Resources, Inc.

   THIS WILL INSTRUCT YOU TO EXCHANGE THE AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW (OR, IF NO AGGREGATE PRINCIPAL AMOUNT IS INDICATED BELOW, ALL OLD NOTES) HELD BY YOU FOR THE ACCOUNT OR BENEFIT OF THE UNDERSIGNED, PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

    [ ] Please TENDER my Old Notes by you for the account or benefit of the undersigned. I have identified on a signed schedule attached hereto the principal amount of Old Notes to be tendered if I wish to tender less than all of my Old Notes.

    [ ] Please DO NOT TENDER my Old Notes held by you for the account of the undersigned.

                                          _____________________________________
                                          Signature(s)

                                          _____________________________________
                                          Please print name(s) here

                                          _____________________________________
                                          _____________________________________
                                          _____________________________________
                                          Please type or print address

                                          _____________________________________
                                          Area Code and Telephone Number


                                          Date:____________________, 2002

                                          _____________________________________
                                          Taxpayer Identification or Social
                                            Security Number

                                          _____________________________________
                                          My Account Number with You

   UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL OF YOUR OLD NOTES ARE TO BE EXCHANGED.